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                                   EXHIBIT 99

                                 PRESS RELEASE

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                          P R E S S   R E L E A S E

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RELEASE DATE:                                      CONTACT:
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June 19, 1996                                      Frank D. Martz
                                                   Senior Vice President
                                                   of Operations and Secretary
                                                   (412) 758-5584



                PENNFIRST BANCORP, INC. ANNOUNCES CASH DIVIDEND

         PennFirst Bancorp, Inc. announced today that its Board of Directors at its meeting on June 18, 1996 declared a quarterly cash dividend of $.09 on the Common Stock of PennFirst Bancorp, Inc. payable on July 25, 1996 to the stockholders of record at the close of business on June 30, 1996.

         PennFirst Bancorp, Inc. is the parent Holding Company of ESB Bank,
F.S.B.

         In announcing the scheduled cash dividend, Charlotte A. Zuschlag, President and Chief Executive Officer, noted the Company's favorable results of operations for the three months ended March 31, 1996. The Company reported net income for the three month period ended March 31, 1996 of $1,015,000 or $.25 a share. This announcement reflects the Company's policy of declaring a regular quarterly cash dividend of $.09 per share, which represents the twenty-fourth consecutive quarter of declaring such a dividend. This quarterly cash dividend equates to an annual cash dividend of $.36 per share.



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